Exhibit (h)(1)(ii)

1290 FUNDS

AMENDMENT NO. 2

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 2, effective as of August 19, 2022 (“Amendment No. 2”), to the Mutual Funds Service Agreement dated as of August 1, 2021 (the “Agreement”) between 1290 Funds, a Delaware statutory trust (the “Trust”), Equitable Investment Management, LLC (“Administrator”), a limited liability company organized in the State of Delaware and Equitable Investment Management Group, LLC (“EIM or the “Adviser”), a limited liability company organized in the State of Delaware.

The Trust, the Administrator and the Adviser agree to modify the Agreement as follows:

1.	Name Change. Effective August 19, 2022, the name of 1290 DoubleLine Dynamic Allocation Fund is changed to 1290 Loomis Sayles Multi-Asset Income Fund.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

1290 FUNDS		EQUITABLE INVESTMENT MANAGEMENT, LLC
By:	/s/ Brian Walsh
	Brian Walsh	By:	/s/ Michal Levy
	Chief Financial Officer and Treasurer		Michal Levy
Executive Vice President and Chief Operating Officer

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Kenneth Kozlowski
Kenneth Kozlowski
Executive Vice President and Chief Investment Officer

1290 Funds

AMENDMENT NO. 2

SCHEDULE A

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Fund(s)	Fee

1290 Loomis Sayles Multi-Asset Income Fund (fka, 1290 DoubleLine Dynamic Allocation Fund)

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Diversified Bond Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

The greater of 0.15% of each Fund’s average daily net assets, or $30,000 per Fund (or $30,000 for each allocated portion (or sleeve) of a Fund).